Exhibit 3.162

CODE OF BY-LAWS

OF

ALEXANDER AMBULANCE SERVICE, INC.

ARTICLE I

IDENTIFICATION

Section 1.01 - Name: The name of the Corporation is Alexander Ambulance Service, Inc. (Hereinafter referred to as the “Corporation”).

Section 1.02 - Principal Office and Resident Agent: The post office address of the principal office of the Corporation is 4200 Stringtown Road, Evansville, Indiana (47710) and the name and post office address of its resident agent is Thomas A. Alexander.

Section 1.03 - Seal: The seal of the Corporation shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the name of the Corporation. About the lower periphery thereof shall be the word “Indiana”. In the center of the seal shall appear the words “Corporation Seal”.

Section 1.04 - Fiscal Year: The fiscal year of the Corporation shall begin at the beginning of the first day of April of each year and at the close of the last day of March next succeeding.

ARTICLE 2

CAPITAL STOCK

Section 2.01 - Consideration for Shares: The Board of Directors shall cause the Corporation to issue the Capital Stock of the Corporation for such consideration as has been fixed by such Board pursuant to the provisions of the Articles of Incorporation.

Section 2.02 - Payment for Shares: Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the Capital Stock of the Corporation may be paid, in whole or in part, in money or other property, tangible or intangible, or in labor actually performed for or services actually rendered to the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable for any further call or assessment and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services rendered as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or in part payment of any of the Capital Stock of the Corporation.

Section 2.03 - Certificates for Shares: Each holder of Capital Stock of the Corporation shall be entitled to a certificate, signed by the President or a Vice President and the Secretary or an Assistant Secretary, if any, of the Corporation, with the seal of the Corporation thereunto affixed, certifying the number of shares owned by him in the Corporation.

Section 2.04 - Restrictions of Sale: The Board of Directors shall have the right in the issuance of the shares of Capital Stock of the Corporation to restrict the sale of such shares by providing that before any of such shares may be sold to persons other than the present Stockholders of the Corporation, that the Stockholders desiring to sell shall first offer such shares to the present Stockholders at a price not more than the price offered by the Non-Shareholders. If, within ten (10) days thereafter, such remaining Shareholders shall fail to buy such stock, then the selling Shareholder shall have the right to sell to any other person, firm or corporation for a price not less than the price offered to the remaining Shareholders. If such a restriction is adopted by the Board of Directors, it shall be placed upon the share certificates issued by the Corporation.

Section 2.05 - Transfer of Stock: The Capital Stock of the Corporation shall be transferable on the books of the Corporation upon the surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.

Section 2.06 - Equitable Interests in Stock Need Not be Recognized: The Corporation and its officers shall be entitled to treat the holder of record of any share or shares of stock in the Corporation as the holder in fact thereof and accordingly shall not be required to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, whether or not express notice thereof shall have been given the Corporation, save as expressly provided to the contrary by the laws of Indiana, the Articles of Incorporation of the Corporation, or by these By-Laws.

ARTICLE 3

Section 3.01 - Place of Meetings: All meetings of shareholders of the Corporation shall be held at such place within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent Shareholders thereat.

Section 3.02 - Annual Meeting: The annual meeting of the Shareholders for the election of Directors and for the transaction of such business as may properly come before the meeting, shall be held at                o’clock,     .M. on                     of each year, if such day is not a legal holiday and if a legal holiday, then on the first following day that is not a legal holiday. If for any reason the annual meeting of the Shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, or the business to be transacted at such annual meeting may be transacted at any special meeting called for that purpose.

Section 3.03 - Special Meetings: Special meetings of the Shareholders shall be called by the President, by the Board of Directors, or by Shareholders holding not less than one-fourth of all the shares of Capital Stock outstanding.

Section 3.04 - Notice of Meetings: A written or printed notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each holder of the Capital Stock of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, at least ten (10) days before the date of the meeting. Notice of any such meeting may be waived in writing by any Shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting.

Section 3.05 - Voting at Meetings:

Clause 3.051 - Voting Rights: Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of the Capital Stock of the Corporation shall have the right at all meetings of the Shareholders of the Corporation to one (1) vote for each share of stock standing in his name on the books of the Corporation.

Clause 3.052 - Voting for Directors: In the election of Directors, every Shareholder of record in calculating the number of votes to which he may be entitled, shall have the right to multiply the number of his shares by the number of Directors to be elected, and he may cast all such votes for one (1) candidate or may distribute them among any two (2) or more candidates.

Clause 3.053 - Proxies: A Shareholder may vote, either in person or by proxy executed in writing by the Shareholder of a duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Clause 3.054 - Quorum: Unless otherwise provided by the Articles of Incorporation, at any meeting of Shareholders a majority of the shares of the Capital Stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum.

ARTICLE 4

THE BOARD OF DIRECTORS

Section 4.01 - Annual Meeting: The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of officers and consideration of any other business that may be brought before the meeting. If such meeting is not held as above provided, the election of officers shall be had at any subsequent meeting of the Board specifically called in the manner provided in Section 2 of this Article.

Section 4.02 - Other Meetings: Other meetings of the Board of Directors may be held upon the call of the President, or of two (2) or more members of the Board of Directors at any place within or without the State of Indiana, upon forty-eight (48) hours’ notice, specifying the time, place and general purposes of the meeting, given to each Director, either personally, or by mailing, or by telegram. At any meeting at which all Directors are present, notice of the time, place and purpose thereof shall be deemed waived; and similar notice may likewise be waived by absent Directors, either by written instruments or by telegram.

Section 4.03 - Quorum: At any meeting of the Board of Directors the presence of a majority of the members of the Board of Directors then qualified and acting shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board of Directors.

Section 4.04 - Number: The Board of Directors shall be composed of two (2) members.

ARTICLE 5

THE OFFICERS OF THE CORPORATION

Section 5.01 - Officers: The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary, Assistant Secretary, a Treasurer and an Assistant Treasurer. Any two or more offices may be held by the same person, except that the duties of the President and Secretary shall not be performed by the same person. The Board of Directors by resolution may create and define the duties of other offices in the Corporation and may elect or appoint persons to fill such offices.

Section 5.02 - Vacancies: Whenever vacancies shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors and the officer so elected shall hold office until his successor is chosen and qualified.

Section 5.03 - The President: The President shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer and perform such other duties as this Code of By-Laws provides or the Board of Directors may prescribe.

Section 5.04 - The Vice-President: The Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President and perform such other duties as this Code of By-Laws may prescribe or the Board of Directors may prescribe.

Section 5.05 - The Secretary: The Secretary shall have the custody and care of the corporate seal, records, minutes and stock book of the Corporation. He shall attend all meetings of the Shareholders and of the Board of Directors and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation and shall perform such other duties as this Code of By-Laws may require or the Board of Directors may prescribe. In the absence of the Secretary, such duties may be performed by the Assistant Secretary.

Section 5.06 - The Treasurer: The Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all monies, notes, securities and other valuables which may, from time to time, come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation and shall perform such other duties as this Code of By-Laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors. In the absence of the Treasurer, the Assistant Treasurer may perform the duties of the Treasurer.

Section 5.07 - Delegation of Authority: In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director for the time being, provided a majority of the entire Board of Directors concurs therein.

ARTICLE 6

CORPORATE BOOKS

Section 6.01 - Place of Keeping: Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the Corporation, or by these By-Laws, the books and records of the Corporation may be kept at such place or places within or without the State of Indiana, as the Board of Directors may, from time to time, by resolution determine.

Section 6.02 - Stock Register or Transfer Book: The original or duplicate stock register or transfer book or in case a stock register or transfer agent shall be employed by the Corporation, either within or without the State of Indiana, a complete and accurate Shareholders list, alphabetically arranged, giving the names and addresses of all Shareholders, the number of shares held by each, must be kept at the principal office of the Corporation in the State of Indiana.

ARTICLE 7

MISCELLANEOUS

Any payments made to an officer of the Corporation, such as salary, commission, bonus, interest, or rent or entertainment expense incurred by such officer, which shall be disallowed, in whole or in part, as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the

Directors, as a Board, to enforce the payment of each such amount disallowed. In lieu of payment by such officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE 8

AMENDMENTS

Section 8.01 - General: The power to make, alter, amend or repeal this Code of By-Laws is vested in the Board of Directors, but such action shall be taken only at a meeting of the Board of Directors, specifically called for such purpose.

ADOPTED by the Board of Directors of this Corporation, this 29th day of September, 1980.

/s/ Sheryl Lynn Alexander, Secretary
Sheryl Lynn Alexander, Secretary

ATTEST:

/s/ Thomas A. Alexander, President
Thomas A. Alexander, President

ACTION OF SOLE SHAREHOLDER
OF
MERCY AMBULANCE OF EVANSVILLE, INC.
BY WRITTEN CONSENT
IN LIEU OF SPECIAL MEETING

The following action is taken by the sole shareholder of Mercy Ambulance of Evansville, Inc., an Indiana corporation (the “Company”), through this action by Written Consent and in lieu of holding a special meeting of the shareholder, pursuant to Section 450.1407-407 of the Business Corporation Act of Michigan, the Articles of Incorporation of the Company and the Bylaws of the Company:

Ratification of Past Acts

WHEREAS, the Bylaws of the Company formerly required the shareholder to elect not less than two people to the Board of Directors;

WHEREAS, the Board of Directors has passed a resolution amending the Bylaws to require the shareholder to elect not less than one person to the Board of Directors,

NOW, THEREFORE, BE IT:

RESOLVED, that the acts of the directors of the Company taken prior to the date hereof, including, without limitation, any actions taken with respect to the number of directors required by the Company’s Bylaws or Articles of Incorporation, hereby are, in all respects ratified, confirmed and approved.

The foregoing action is consented to, without a meeting, by the sole shareholder of the Company as evidenced by the execution of this instrument.

Dated as of                , 2000

PARAMED, INC., a Michigan corporation,
sole shareholder

/s/ Gino Porazzo

By: Gino Porazzo
Title: Vice President and Assistant Secretary